Exhibit 4(d)(16)

                      Fifteenth Amendment to Loan Agreement


         THIS FIFTEENTH AMENDMENT TO LOAN AGREEMENT, dated as of
November 3, 1995, (the "Amendment") is made to the Loan Agreement dated as of October 29, 1990, as amended by a First Amendment to Loan Agreement, dated March 14, 1991, as amended by a Second Amendment to Loan Agreement, dated March 28, 1991, as amended by a Third Amendment to Loan Agreement, dated May 29, 1991, as amended by a Fourth Amendment to Loan Agreement, dated as of June 14, 1991, as amended by a Fifth Amendment to Loan Agreement, dated as of January 28, 1992, as amended by a Sixth Amendment to Loan Agreement, dated as of November 4, 1992, as amended by a Seventh Amendment to Loan Agreement, dated as of December 22, 1992, as amended by an Eighth Amendment to Loan Agreement, dated as of August 24, 1993, as amended by a Ninth Amendment to Loan Agreement, dated as of October 29, 1993, as amended by a Tenth Amendment to Loan Agreement, dated as of April 28, 1994, as amended by an Eleventh Amendment to Loan Agreement, dated as of October 28, 1994. as amended by a Twelfth Amendment to Loan Agreement, dated as of January 27, 1995, as amended by a Thirteenth Amendment to Loan Agreement, dated as of April 28, 1995, as amended by a Fourteenth Amendment to Loan Agreement dated as of July 28, 1995 between TEXFI INDUSTRIES, INC., a Delaware corporation (the "Borrower"), and NATIONSBANK, N.A, (formerly known as NationsBank, N.A.(Carolinas) and as NationsBank of North Carolina, N.A.) a national association, acting as agent for the Lenders (as described in the Loan Agreement, as defined below) (the "Agent") and the Lenders.

                                    RECITALS

         A. The Borrower and the Agent entered into a Loan Agreement dated as of October 29, 1990, pursuant to which the Lenders, as defined in the Loan Agreement, extended a $25,000,000 Term Loan and a $15,000,000 Revolving Line of Credit to the Borrower, which agreement was amended by the First Amendment to Loan Agreement, dated March 14, 1991, as amended by a Second Amendment to Loan Agreement, dated March 28, 1991, as amended by a Third Amendment to Loan Agreement, dated May 29, 1991, as amended by a Fourth Amendment to Loan Agreement, dated as of June 14, 1991, as amended by a Fifth Amendment to Loan Agreement, dated as of January 28, 1992, as amended by a Sixth Amendment to Loan Agreement, dated as of November 4, 1992, as amended by a Seventh Amendment to Loan Agreement, dated as of December 22, 1992, as amended by an Eighth Amendment to Loan Agreement, dated as of August 24, 1993, as amended by a Ninth Amendment to Loan Agreement, dated as of October 29, 1993, as amended by a Tenth Amendment to Loan Agreement, dated as of April 28, 1994, as amended by an Eleventh Amendment to Loan Agreement, dated as of October 28, 1994. as amended by a Twelfth Amendment to Loan Agreement, dated as of January 27, 1995, as amended by a Thirteenth Amendment to Loan Agreement, dated as of April 28, 1995 by a Fourteenth Amendment to Loan Agreement dated as of July 28, 1995 (as further amended, modified, restated or supplemented from time to time, the "Loan Agreement"). All capitalized terms not otherwise defined in this Amendment shall have the meaning assigned to them in the Loan Agreement.

         B. In connection with the Second Amendment, the Subsidiary Equipment Security Agreements were executed and delivered. In connection with the Third Amendment, the Assignments of Factor Receivables and the Subsidiary Security Agreements were terminated and two of the Deeds of Trust and Assignments of Leases, Rents and Profits were executed and delivered. Pursuant to the Seventh Amendment, the schedule for repayment of the Term Loans were revised and the schedule for repayment of the Revolving Credit Notes were revised to convert the Revolving Line of Credit into a term loan payable in installments commencing on July 31, 1993 and ending on October 31, 1997. Pursuant to the Tenth Amendment, Twelfth Amendment and Thirteenth Amendment, the schedule for repayment of the loans and certain financial covenants contained in Article IX of the Loan Agreement were revised. The other amendments to the Loan Agreement revised certain financial covenants contained in Article IX of the Loan Agreement.

         C. The Borrower, the Lenders and the Agent desire to amend the Loan Agreement further in accordance with the terms hereof, in order to revise a certain financial covenant contained in the Loan Agreement.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Lenders and the Agent, for themselves, their successors and assigns, agree as follows:

                                   ARTICLE 1.

                                   AMENDMENTS

         Section IX of the Loan Agreement is amended by deleting subparagraphs 9.9, 9.11 and 9.13 in their entirety and substituting the following new subparagraphs therefor:

                  "9.9 Net Worth. Permit Tangible Net Worth, as of the last day of each fiscal quarter of the Borrower, to be less than the sum of (i) $1,800,000 plus (ii) the sum of, for each fiscal quarter of Borrower, commencing with the first quarter of the Borrower's 1996 fiscal year:
         (A) 50% of all Net Income for each fiscal quarter in which Net Income is positive and (B) zero, for each fiscal quarter in which Net Income is zero or negative, calculated for the entire period from and after the end of the fourth quarter of the Borrower's 1995 fiscal year to the date of determination thereof."

                  "9.11 Coverage Ratio. Permit (a) the Quarterly Coverage Ratio to be less than (i) .75 to 1 at the end of the fourth quarter of the Borrower's 1995 fiscal year, (ii) 0.7 to 1 at the end of the first quarter of the Borrower's 1996 fiscal year and (iii) 1.0 to 1 at the end of the second quarter of the Borrower's 1996 fiscal year and (b) the Four Quarter Coverage Ratio to be less than (i) 0.9 to 1 at the end of the fourth quarter of the Borrower's 1996 fiscal year and (ii) 1.0 to 1 at the end of any fiscal quarter of the Borrower thereafter.

                  "9.13 Working Capital. Permit Working Capital to be less than the following amounts for the date or period indicated (such compliance to be calculated as of the end of each fiscal quarter of the Borrower):

         Applicable date of Period                           Working Capital

At the end of the fourth quarter of Borrower's                 $12,000,000
1995 fiscal year
At the end of the first quarter of Borrower's                  $ 8,000,000
1996 fiscal year
At the end of the second quarter of Borrower's                 $ 8,000,000
1996 fiscal year
At the end of the third quarter of Borrower's                  $ 9,000,000
1996 fiscal year and at the end of each fiscal
quarter thereafter
At the end of the fourth quarter of Borrower's                 $12,000,000
1996 fiscal year and at the end of each fiscal quarter thereafter

                                   ARTICLE 2.

                                     GENERAL

         2.1 Full Force and Effect. Except as expressly amended hereby, the Loan Agreement shall continue in full force and effect in accordance with the provisions thereof on the date hereof. As used in the Loan Agreement, "hereinafter," "hereto," "hereof" and words of similar import shall, unless the context otherwise requires, mean the Loan Agreement as amended by this Amendment.

         2.2 Applicable Law. This Amendment shall be governed by and c onstrued in accordance with the laws and judicial decisions of the State of North Carolina.

         2.3 Counterparts, Terms. This Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one instrument.

         2.4 Fees and Expenses. The Borrower agrees to pay all reasonable out-of-pocket expenses incurred by the Agent in connection with the preparation, execution and delivery of this Amendment, including, without limitation, all fees and disbursements of Agent's counsel.

         2.5 Headings. The headings of this Amendment are for the purposes of reference only and shall not effect the construction of the Amendment.

         2.6 Valid Agreement. The parties acknowledge that this Amendment complies in all respects with Section 15.7 of the Loan Agreement, which sets forth the requirements for amendments thereto.

         IN WITNESS WHEREOF, the Borrower and the Agent have caused this Amendment to be executed by their duly authorized officers all as of the day and year first above written.

                             TEXFI INDUSTRIES, INC.



[CORPORATE SEAL]             By: /s/ Dane L. Vincent
                                      Dane L. Vincent
ATTEST:                               Vice President Finance and Treasurer


/s/ Paige Clark Dickerson
Assistant Secretary


                              NATIONSBANK, N.A.,
                              as Agent


                              By:   /s/ Joseph R. Netzel
                              Title:      Vice President